UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2024

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Slosman Amendment

On April 1, 2024, InspireMD, Inc. (the “Company”) and Marvin Slosman, the Company’s chief executive officer, entered into the fourth amendment (the “Slosman Amendment”) to that certain Employment Agreement dated as of December 19, 2019, as amended on December 31, 2019, November 8, 2021, and January 5, 2023 (as amended, the “Slosman Agreement”), in order to amend certain terms relating to the termination of Mr. Slosman’s employment in the event of a change of control of the Company.

As set forth in the Slosman Amendment, in the event of (i) a termination without Cause (as defined in the Slosman Agreement) or (ii) the Slosman Agreement is not renewed, during the three month period before or within twelve months following a Change in Control (as defined in the Slosman Agreement), subject to the conditions set forth in the Slosman Amendment, Mr. Slosman shall be entitled to (1) severance pay equal to Mr. Slosman’s base salary for twenty-four months, (2) the equivalent of two times Mr. Slosman’s entire Performance Bonus (as defined in the Slosman Agreement) based on achievement of the applicable performance criteria/financial results in the year prior to the year of termination, (3) an additional bonus amount calculated as the product of (A) the Performance Bonus that Mr. Slosman would have received had his employment not been terminated during such year and (B) a fraction, the numerator of which is the number of days Mr. Slosman was employed by the Company during the year of termination and the denominator of which is the number of days in such year, and (4) exercise any outstanding stock options or stock appreciation rights until the earlier of (A) the last date on which such stock options or stock appreciation rights could have been exercised pursuant to the terms of the applicable award agreement, irrespective of Mr. Slosman’s termination of employment; and (B) the date that is two years following his employment termination date ((i) – (v) collectively, the “Slosman Change of Control Severance Payments”).

In addition to the Slosman Change of Control Severance Payments, in the event of a Change of Control, to the fullest extent permitted by the Company’s then-current benefit plans, Mr. Slosman shall be entitled to continuation of health, dental, vision and life insurance coverage, (but not pension, retirement, profit-sharing, severance or similar compensatory benefits), for Mr. Slosman and his eligible dependents substantially similar to coverage they were receiving or which they were entitled to immediately prior to the termination of Mr. Slosman’s employment for the lesser of twenty-four months after termination or until Mr. Slosman secures coverage from new employment.

Except as amended by the Slosman Amendment, all other provisions of the Slosman Agreement remain in full force and effect.

Shore Amendment

On April 1, 2024, the Company and Craig Shore, the Company’s chief financial officer, chief administrative officer, secretary and treasurer, entered into the eighth amendment (the “Shore Amendment”) to that certain amended and Restated Employment Agreement dated as of May 5, 2014, as amended on January 5, 2015, July 25, 2016, March 25, 2019, August 14, 2020, November 4, 2021, January 17, 2022 and January 18, 2023 (as amended, the “Shore Agreement”), in order to amend certain terms relating to the termination of Mr. Shore’s employment in the event of a change of control of the Company.

As set forth in the Shore Amendment, in the event of (i) a termination without Cause (as defined in the Shore Agreement) or (ii) the Shore Agreement is not renewed, during the three month period before or within twelve months following a Change in Control (as defined in the Shore Agreement), subject to the conditions set forth in the Shore Amendment, Mr. Shore shall be entitled to (1) severance pay equal to Mr. Shore’s base salary for twelve months, (2) the equivalent of Mr. Shore’s entire Annual Bonus (as defined in the Shore Agreement) based on achievement of the applicable performance criteria/financial results in the year prior to the year of termination, (3) an additional bonus amount calculated as the product of (A) the Annual Bonus that Mr. Shore would have received had his employment not been terminated during such year and (B) a fraction, the numerator of which is the number of days Mr. Shore was employed by the Company during the year of termination and the denominator of which is the number of days in such year, and (4) exercise any future stock options or stock appreciation rights until the earlier of (A) the last date on which such stock options or stock appreciation rights could have been exercised pursuant to the terms of the applicable award agreement, irrespective of Mr. Shore’s termination of employment; and (B) the date that is one year following his employment termination date ((i) – (v) collectively, the “Shore Change of Control Severance Payments”).

In addition, the Shore Change of Control Severance Payments (i) shall be paid in addition to payments related to any and all social, pension, retirement, profit-sharing, severance or similar compensatory benefits owed to and/or previously deposited into the relevant accounts of or for the benefit of, Mr. Shore as of the date of termination plus (A) a car allowance and (B) payments related to any and all social, pension, retirement, profit-sharing, severance or similar compensatory benefits that the Company would have been obligated to pay had Mr. Shore remained employed in the same position and at the same base salary for the 12 months immediately following the date of termination, as were in effect for the 12 months immediately preceding the date of termination and (ii) are in addition to (but without duplication of) Mr. Shore’s severance benefits that would be triggered by terminations without a Change in Control. Further, in the event of a Change of Control, to the fullest extent permitted by the Company’s then-current benefit plans, Mr. Shore shall be entitled to continuation of health, dental, vision and life insurance coverage, (but not pension, retirement, profit-sharing, severance or similar compensatory benefits), for Mr. Shore and his eligible dependents substantially similar to coverage they were receiving or which they were entitled to immediately prior to the termination of Mr. Shore’s employment for the lesser of twelve months after termination or until Mr. Shore secures coverage from new employment.

Except as amended by the Shore Amendment, all other provisions of the Shore Agreement remain in full force and effect.

The forgoing descriptions of the Slosman Amendment and the Shore Amendment do not purport to be complete and are qualified in their entirety by the full text of the Slosman Amendment and the Shore Amendment, a copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Fourth Amendment to Employment Agreement, dated April 1, 2024, by and between InspireMD, Inc. and Marvin Slosman
10.2	Eighth Amendment to Employment Agreement, dated April 1, 2024, by and between InspireMD, Inc. and Craig Shore
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: April 2, 2024	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer